Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated August 8, 1997 for Concorde Group, Inc. and Neil Tucker Trust and to all references to our Firm included in this Form 8-K and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  Fisher, Schacht & Oliver, LLP

Rochester, New York
October 29, 1997